Exhibit 10.1 Origin Materials 930 Riverside Parkway Suite 10 West Sacramento, CA 95605 P. 916.231.9329 E. hello@originmaterials.com originmaterials.com May 1, 2026 [EMPLOYEE] [ADDRESS] Re: Amended and Restated Executive Officer Retention Agreement Dear [EMPLOYEE]: This letter amends and restates the prior retention agreement between you and Origin Materials Operating, Inc. (the “Company”) dated as of [DATE] (the “Prior Agreement”). On May 1 2026, the Company announced a reduction in force and its intention to seek a dissolution and winddown of the business. The Company anticipates that the winddown process will require your skills, experience, and attention on a full-time basis for an indeterminate period potentially ranging from a few months to more than a year. The Company understands that you will incur opportunity costs during this period, including foregoing the possibility of other employment. Therefore, in consideration of these costs, forfeiting the Bonus Payments, Cash Severance, and accelerated vesting of the Option under the Prior Agreement, and providing the Company with an effective release through the date you sign this agreement in the form attached hereto as Exhibit A (the “First Release”), you will receive the following retention benefits pursuant to this amended and restated agreement (the “A&R Agreement”), subject to all the terms and conditions thereof: (1) Applicable as of the next payroll period after the date you sign this A&R Agreement, you will receive an increase to your base salary of 25%. (2) You will receive a retention bonus equivalent to 6 months of your base salary and the equivalent of 6 months of COBRA premium payments (the “Retention Bonus”), which will be paid 20% each month beginning with the last pay period of the month after the effective date of the First Release and continuing each month thereafter until you have received a total of four bonus payments totaling 80% of the total Retention Bonus amount. A final payment equivalent to 20% of the amount of the Retention Bonus will be paid to you within ten days after you provide the Company with a second release, in a form to be provided by the Company, covering the time period between the effective date of the First Release and the date your employment with the Company is terminated other than for Cause (the “Second Release”); provided that, if your review period for the Second Release spans two calendar years, the final bonus payment will be paid in the later calendar year, regardless of when you execute the Second Release.

If your employment is terminated other than for Cause before you have received four payments, your final payment described above will be increased by the amount of all unpaid payments. All retention benefits provided pursuant to this A&R Agreement will be less applicable deductions. Notwithstanding anything to the contrary in this A&R Agreement, if you resign or if your employment is terminated for “Cause,” as defined below, you will immediately forfeit all unpaid Retention Bonus payments. “Cause,” as used in this A&R Agreement, has the same meaning as in the Company’s 2021 Equity Incentive Plan. Nothing in this A&R Agreement is intended to change the at-will status of your employment with the Company. The retention benefits described in this A&R Agreement are in lieu of, and not in addition to, any other severance to which you may be or may have been entitled pursuant to the Prior Agreement, the Company’s ERISA Severance Plan, or otherwise; provided, however, that you will be timely paid all regular wages that you earned during your employment with the Company through your separation date and you will be reimbursed for outstanding business expenses incurred through your separation date in accordance with the Company’s business expense reimbursement policy. The retention benefits described in this A&R Agreement do not create a trust of any kind or a fiduciary relationship between you, the Company, or any other person or entity. Employees eligible to receive these benefits would be unsecured creditors of the Company as to all or any of the benefits. If the Company were to file for bankruptcy, the Company’s secured creditors would be entitled to receive payment before any earned but unpaid retention benefits were paid to employees, and an administrator of the Company’s bankruptcy estate might seek to recover benefits that have been earned and paid to employees. This A&R Agreement constitutes the full understanding between the Company and you with respect to its subject matter and cannot be modified except in a writing signed by an officer of the Company and you. If this A&R Agreement is acceptable to you, please sign below and return the original to me by 5 p.m. Pacific on [DATE]. Sincerely, /s/ [AUTHORIZED OFFICER] Origin Materials Operating, Inc. I have read, understand, and agree fully to the foregoing A&R Agreement: _________________________________________ _______________________________ [Employee] Date

Exhibit A GENERAL RELEASE OF CLAIMS Origin Materials Operating, Inc. (the “Company”) and [EMPLOYEE] (“Employee”) (jointly referred to as the “Parties,” and individually referred to as a “Party”) enter into this General Release of Claims (“Release”) to aid in Employee’s employment transition. A. The Company desires to provide Employee with certain benefits that Employee would not otherwise be entitled to receive (the “Retention Benefits”), which are described in that certain Amended and Restated Retention Agreement between the Company and Employee, dated as of [DATE] (the “A&R Agreement”). As part of the consideration for those Retention Benefits, Employee wishes to provide Company with a release of claims Employee has or may have against the Company and its affiliates as of the date hereof. B. Accordingly, Employee and the Company agree as set forth below, that Employee will have seven (7) calendar days from the date Employee receives this Release to decide whether or not to accept it and, if accepted, to sign and return the Release. The Release will become effective on the date Employee timely signs it (the “Effective Date”), provided that the Company has also executed the Release. Therefore, in consideration of the Retention Benefits (which, for the avoidance of doubt, exclude the final retention bonus payment described in paragraph (2) of the A&R Agreement) and the promises and mutual agreements hereinafter set forth, the undersigned Parties agree as follows: 1. Release of Claims. Employee and Employee’s successors and assigns release the Company and its related entities (including its parent and subsidiaries), past and present affiliates, shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns (the “Released Parties”) of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date Employee signs this Release, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, sex, sexual orientation, gender, disability, religion or religious creed, or other discrimination or harassment under the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Labor Code, the federal Worker Adjustment and Retraining Notification (WARN) Act, the California Fair Employment and Housing Act or any other applicable state or federal law, including, without limitation, any state WARN act or similar law. However, this release is not intended to bar any age discrimination claims or claims that, by statute, may not be waived, such as claims for workers’ compensation benefits or unemployment insurance benefits, as set forth in this Release, Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee now knows or believes to be true with respect to the claims released in this Release and agrees, nonetheless, that this Release and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. 2. California Civil Code Section 1542 Waiver. Employee acknowledges that Employee has read Section 1542 of the Civil Code of the State of California that provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Employee waives any right or benefit that Employee has or may have under Section 1542 of the Civil Code, any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that Employee may lawfully waive all such rights and benefits pertaining to the subject matter of this Release. Employee acknowledges that Employee or Employee’s representatives may hereafter discover claims or facts in addition to or different from those that Employee now knows or believes to exist with respect to the subject matter of this Release, but that it is Employee’s intention in executing this Release and in giving and receiving the consideration called for by it to fully, finally and forever settle and release all of the matters released herein. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or fact. 3. Continued Obligations Under Employee Agreement. Employee acknowledges and agrees that Employee shall continue to be bound by and comply with the terms of the Employee Proprietary Information and Inventions Agreement and/or Employee Confidential Information and Inventions Assignment Agreement, as applicable, previously executed by Employee (“Employee Agreement”). Employee acknowledges that Employee has read and understands the terms of the Employee Agreement and intends to abide by all ongoing obligations contained therein. 4. Confidentiality. Employee agrees that Employee shall not directly or indirectly disclose any of the terms of this Release or the A&R Agreement to anyone other than Employee’s immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. 5. Prevailing Party Entitled to Legal Fees. In the event of any legal action relating to or arising out of this Release, the prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in that action. 6. No Acknowledgement of Fault. Employee and the Company understand and acknowledge that this Release is not an acknowledgement or admission by either Party of any fault or liability whatsoever to the other party or to any third party and shall not be used or construed as such in any legal or administrative proceeding. 7. Right to Consult with Counsel. Employee represents that Employee has been advised of Employee’s right to consult with an attorney and to seek legal representation of Employee’s choosing in the execution of this Release and has carefully read and understands the scope and effect of the provisions of this Release. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Release or the A&R Agreement.

8. Protected Activity. Employee understands that nothing in this Release limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state, or local government agency or commission (“Government Agencies”). Employee further understands that this Release does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit Employee’s right to receive an award for information provided to any Government Agencies. In addition, nothing in this Release: (a) shall be construed to prevent the disclosure of factual information related to any acts of sexual assault, sexual harassment, workplace harassment or discrimination based on sex, failure to prevent an act of workplace harassment or discrimination based on sex, or act of retaliation against a person for reporting harassment or discrimination based on sex or waives Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when Employee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature or (b) limits Employee from exercising rights under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees; provided, however, by signing this Release, Employee is waiving rights to individual relief (including backpay, front pay, or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Employee or on Employee’s behalf by any third party, except for any right Employee may have to receive a payment or an award from Government Agencies (and not the Company) for information provided to the Government Agencies or where otherwise legally prohibited. 9. Non-Disparagement. Employee agrees that Employee will not, at any time in the future, make any disparaging comments about the Company or its affiliates (including its parent and subsidiaries), officers, directors, employees, shareholders, agents, products, or services. This non-disparagement provision applies to all statements that Employee may make, whether made orally, in writing or on the Internet in chat rooms, blogs, websites, or other online forums. However, nothing in this Release is intended to prohibit Employee from testifying truthfully or otherwise cooperating in any government investigation or legal proceeding, or from engaging in any legally protected activities. In addition, nothing in this Release prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. For purposes of this Release, the meaning of the term “disparage” is limited to communications that are made with malicious motive or with reckless disregard for their truth or falsity. This Release constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of the Employee Agreement described in Section 6, the A&R Agreement, and any equity agreements. This Release may be modified or amended only with the written consent of Employee and an authorized officer of the Company, provided, however, that the Company may amend or modify this Release in order to comply with the provisions of Section 409A of the Internal Revenue Code, to the extent applicable. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. This Release shall be governed by and construed in accordance with the laws of the State of California (without reference to the conflicts of laws provisions thereof that would require the application of the laws of another jurisdiction). EMPLOYEE UNDERSTANDS THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS A&R AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS A&R AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE RETENTION BENEFITS. Dated: [EMPLOYEE] Dated: Origin Materials Operating, Inc. By: